Exhibit 10.2

FOURTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 14, 2020, is entered into by and among PETIQ, LLC, an Idaho limited liability company (“PetIQ”), the other Credit Parties signatory hereto (collectively with PETIQ, the “Borrowers”), the LENDERS signatory hereto, and EAST WEST BANK, a California banking corporation, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”), with reference to the following facts:

RECITALS

A.       The Borrowers, the Lenders, and Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of January 17, 2018, as amended by the First Amendment to Amended and Restated Credit Agreement and Joinder dated as of August 9, 2018, the Second Amendment to Amended and Restated Credit Agreement dated as of March 25, 2019, and the Third Amendment to Amended and Restated Credit Agreement dated as of July 8, 2019, and as supplemented by the Consent Agreement dated as of October 17, 2018, the Joinder No. 1 to Amended and Restated Credit Agreement dated as of December 10, 2018, the consent letter dated May 7, 2019 from Administrative Agent to Borrower Representative, and the Joinder No. 2 to Amended and Restated Credit Agreement dated as of July 23, 2019 (collectively, the “Credit Agreement”) and certain other related Loan Documents, pursuant to which the Lenders provide the Borrowers a revolving credit facility with sub-facilities for letters of credit and swing line loans.

B.       The parties hereto desire to amend the Credit Agreement as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.                  Defined Terms. All initially capitalized terms used in this Amendment (including in the recitals hereto) without definition shall have the respective meanings set forth for such terms in the Credit Agreement.

2.                  Addition of Definitions Relating to Convertible Notes Offering.

(a)       Addition of Definition of Convertible Notes. Section 1.01 is hereby amended and supplemented by adding therein a definition of “Convertible Notes” as follows:

“Convertible Notes” means senior unsecured convertible notes issued by PetIQ, Inc. due June 1, 2026 in an aggregate principal amount of up to $125,000,000, subject to increase by an additional aggregate principal amount of up to $18,750,000.

(b)      [Reserved].

(c)         Addition of Definition of 2020 Intercompany Note. Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding therein a definition of “2020 Intercompany Note” as follows:

“2020 Intercompany Note” means that certain Intercompany Note, issued substantially concurrently with the Convertible Notes, by Parent to PetIQ, Inc.

3.                Amendment of Definition of Available Amount. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Available Rate” so that it reads in full as follows (changes to text are indicated, in the case of deletions, with a ~~strikethrough~~ or, in the case of additions, in bold, italicized and underscored type):

                  “Available Amount” means, as of any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

                  (a)       an amount equal to $5,000,000; plus

                  (b)       the Cumulative Retained Excess Cash Flow Amount; plus

                  (c)        the cumulative amount of Net Issuance Proceeds Not Otherwise Applied from issuances of Qualified Capital Stock received by PETIQ after the Amendment Effective Date and prior to such date (other than any Net Issuance Proceeds in respect of Qualified Capital Stock issued in respect of the 2020 Convertible Senior Notes); plus

                 (d)         (i) the aggregate amount of proceeds received by PETIQ in cash or Cash Equivalents after the Amendment Effective Date from the sale or other disposition of any Investment to the extent not required to be (A) used to prepay the Obligations (as defined in the Term Credit Agreement) or (B) reinvested, plus (ii) returns, profits, distributions and similar amounts received in cash or Cash Equivalents after the Amendment Effective Date to the extent not included or includable in Consolidated EBITDA or the Cumulative Retained Excess Cash Flow Amount, in each instance in (i) and (ii), on or in respect of Investments to the extent such Investment was originally funded with and in reliance on the Available Amount (but, in the aggregate for clauses (i) and (ii), not in excess of the original amount of the Available Amount used to fund such Investment); minus

                  (e)       any amount of the Available Amount used to make Investments pursuant to Section 7.01(j) after the Amendment Effective Date and prior to such time; minus

                   (f)       any amount of the Available Amount use to make Restricted Payments pursuant to Section 7.04(a)(viii) after the Amendment Effective Date and prior to such time; minus

                  (g)       any amount of the Available Amount used to prepay Junior Indebtedness pursuant to Section 7.04(b)(v) after the Amendment Effective Date and prior to such time.

4.                  Addition of Eurodollar Rate “Floor”. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Eurodollar Rate” so that it reads in full as follows (changes to text are indicated, in the case of deletions, with a ~~strikethrough~~ or, in the case of additions, in bold, italicized and underscored type):

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent to be the rate for deposits in Dollars for a period approximately equal to such Interest Period and in an amount approximately equal to the principal amount of such Eurodollar Rate Loan which appears on the Bloomberg Screen TMM Page under the heading “LIBOR Fix” as of 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest Period (adjusted for any and all assessments, surcharges and reserve requirements); provided, however, ~~if the Eurodollar Rate determined as provided above would be less than zero, then the Eurodollar Rate shall be deemed to be zero for the purposes of this Agreement~~ in no event shall the Eurodollar Rate be less than 0.50% per annum. If such interest rate shall cease to be available from the above-described Bloomberg report, the Eurodollar Rate shall be determined from such financial reporting service as the Administrative Agent shall reasonably determine and use with respect to its other loan facilities for which interest is determined based on the London interbank offered rate.

5.                  Amendment of Indebtedness Negative Covenant to Permit 2020 Intercompany Note. Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of subsection (n), (ii) re-labelling current subsection (o) so that it becomes new subsection (p), and (iii) adding therein a replacement subsection (o) which shall read in full as follows:

                 “(o)      Indebtedness of Parent pursuant to the 2020 Intercompany Note; and””

6.                  Other Matters Relating to Convertible Notes.

                    (a)      No Restrictions on Payments by PetIQ, Inc. Administrative Agent and the Lenders hereby acknowledge and confirm that PetIQ, Inc. is not a Credit Party and that, accordingly, nothing contained in Section 7.04 of the Credit Agreement, in any other provision of the Credit Agreement, or in any provision of any other Loan Document, shall prohibit, restrict or otherwise impair PetIQ, Inc. from making any payment of interest or principal on the Convertible Notes when due.

                    (b)     Restrictions on PETIQ Dividends, Distributions or Direct Payments of Interest on Convertible Notes. The Credit Parties hereby agree that notwithstanding anything to the contrary set forth in Section 7.04 of the Credit Agreement, in any other provision of the Credit Agreement, or in any provision of any other Loan Document, PETIQ may not (i) make any dividends or distributions to Parent to facilitate Parent’s direct payment of semi-annual interest payments on the 2020 Intercompany Note when due or (ii) make direct payment of such interest payments unless either: (A) Overall Excess Availability is at least $22,000,000 for both the period of three (3) consecutive Business Days prior to the date of any such dividend, distribution or direct payment and after giving pro forma effect to any such dividend, distribution or direct payment; or (B) the Consolidated Fixed Charge Coverage Ratio, determined as of the last day of the Fiscal Quarter ended immediately prior to the date of any such dividend, distribution or direct payment is at least 1.10 to 1.00.

                   (c)      No Prepayment of 2020 Intercompany Note. Except for the payment of semi-annual interest payments in accordance with Section 6(b) of this Amendment, Parent shall not make, PETIQ shall not make any distribution or dividend to Parent to enable Parent to make, nor shall PETIQ make directly, any payment of interest or principal on the 2020 Intercompany Note without the prior written consent of the Required Lenders.

7.                 Conditions Precedent. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions:

                    (a)     This Amendment. Administrative Agent shall have received this Amendment, duly executed by the Borrowers, the Required Lenders, and Administrative Agent;

                   (b)      Amendment to Term Credit Agreement. Administrative Agent shall have received a copy of a fully executed amendment to the Term Credit Agreement, in form and substance reasonably satisfactory to the Required Lenders; and

                   (c)      Fee. Administrative Agent shall have received payment of the fee set forth in a separate letter agreement between Administrative Agent and the Borrowers dated as of the date hereof.

8.                  General Amendment Provisions.

A.                The Credit Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms, and the Borrowers hereby ratify and confirm the Credit Agreement in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, an amendment to, or a consent to a deviation from, any right, power, or remedy of Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof.

B.                 The Borrowers represent and warrant to Administrative Agent and the Lenders that the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment (except for representations and warranties that expressly relate to an earlier date, which are true and correct in all material respects as of such earlier date) and that no Event of Default has occurred and is continuing.

C.                 This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

D.                This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

E.                 This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of New York.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their respective duly authorized officers as of the date first above written.

The Borrowers:

PETIQ, LLC,
an Idaho limited liability company

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

TRUE SCIENCE HOLDINGS, LLC,
a Florida limited liability company

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

TRURX LLC,
an Idaho limited liability company

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

TRU PRODIGY, LLC,
a Texas limited liability company

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

Fourth Amendment to Amended and Restated Credit Agreement

COMMUNITY VETERINARY CLINICS, LLC,
a Delaware limited liability company

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

PET SERVICES OPERATING, LLC,
a Delaware limited liability company

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

PAWSPLUS MANAGEMENT, LLC,
a Delaware limited liability company

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

VIP PETCARE, LLC,
a Delaware limited liability company

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

COMMUNITY CLINICS, INC.,
a California corporation

By	/s/ McCord Christensen
Name:	McCord Christensen
Title:	Chief Executive Officer

Fourth Amendment to Amended and Restated Credit Agreement

HBH ENTERPRISES LLC,
a Utah limited liability company

By:	PETIQ, LLC
Its:	Sole Member

	By	/s/ McCord Christensen
	Name:	McCord Christensen
	Title:	Chief Executive Officer

Fourth Amendment to Amended and Restated Credit Agreement

The Agent, L/C Issuer and Swingline Lender:

EAST WEST BANK,
as Administrative Agent, LC/Issuer and Swingline Lender

By:	/s John Kolb
John Kolb
Vice President

Fourth Amendment to Amended and Restated Credit Agreement

The Syndication Agent:

KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent

By	Anthony Alexander
Name:	Anthony Alexander
Title:	Vice President

Fourth Amendment to Amended and Restated Credit Agreement

The Lenders:

EAST WEST BANK,
as a Lender

By:	/s/ David A. Lehner
David A. Lehner Senior Vice President

Fourth Amendment to Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By	Anthony Alexander
Name:	Anthony Alexander
Title:	Vice President

Fourth Amendment to Amended and Restated Credit Agreement